UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2008, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), completed its acquisition from NexCen Brands, Inc., a Delaware corporation (“Parent”), NexCen Fixed Asset Company, LLC, a Delaware limited liability company, NexCen Brand Management, Inc., a Delaware corporation and, WV IP Holdings, LLC, a Delaware limited liability company (collectively, the “Sellers”), of certain of the assets and rights related to the Sellers’ business of marketing, licensing and managing the Sellers’ Waverly, Gramercy and Village brands, trademarks, intellectual property and related names worldwide (the “Waverly Assets”) pursuant to an Asset Purchase Agreement, dated as of September 29, 2008, among the Registrant, the Sellers and the Parent (the “Purchase Agreement”). The aggregate purchase price paid was $26,000,000 (the “Purchase Price”). A copy of the Purchase Agreement was previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2008 (the “Initial Form 8-K”).

In accordance with the terms of the Purchase Agreement, at the closing, the Registrant paid the Sellers $26,000,000 in cash and assumed certain liabilities of the Sellers. In accordance with the terms of the Purchase Agreement, the Sellers delivered all of their right, title and interest in the Waverly Assets to Studio IP Holdings LLC, a Delaware limited liability company and a subsidiary of the Registrant.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as an exhibit to the Initial Form 8-K. The Purchase Agreement provides investors and security holders with information regarding the terms of the transaction but is not intended to provide any other factual information about the Registrant or the other parties thereto. The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on these representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1*
Asset Purchase Agreement by and among NexCen Brands, Inc., NexCen Fixed Asset Company, LLC, NexCen Brand Management, Inc., WV IP Holdings, LLC, and Iconix Brand Group, Inc. dated September 29, 2008. (1)

*The Registrant has omitted certain schedules pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

(1) Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2008 (SEC Accession No 0001144204-08-055689) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

Date: October 8, 2008	By:	/s/ Neil Cole
Neil Cole President and Chief Executive Officer